Exhibit 10.34


                          SHAREHOLDER VOTING AGREEMENT


         THIS AGREEMENT, effective this 23rd day of February, 2001, by and between Digital Investors, L.L.C., a limited liability company duly organized and existing pursuant to the laws of the state of Nevada (the "Investor"), Richard Craven ("Craven") and Byron Shaffer ("Shaffer") (Craven and Shaffer are hereinafter sometimes individually referred to as a "Shareholder" and collectively as the "Shareholders"), and RSI Systems, Inc., a corporation duly organized and existing pursuant to the laws of the state of Minnesota (the "Corporation").

                                  INTRODUCTION

         1. The Shareholders own an equity interest in the Corporation.

         2. The Investor has purchased an equity interest in the Corporation and has the right to purchase additional shares thereunder subject to the approval of the shareholders of the Corporation.

         3. The Corporation has agreed to hold a special meeting of its shareholders to call to a vote a resolution that would authorize and approve certain matters required in order to allow Investor to consummate the complete investment.

         4. The Investor and the Shareholders have agreed to certain matters with respect to ensuring that the shares of the capital stock of the Corporation owned by the Shareholders will be voted in favor of the approval of all such resolutions.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                      STOCK

         1.1 STOCK SUBJECT TO AGREEMENT. All of the shares of common stock, par value $0.01 per share, of the Corporation (the "Stock") owned by each of the Shareholders are made subject to the terms and provisions of this Agreement. Any additional Stock of the Corporation acquired by the Shareholders either by purchase, dividend or otherwise, shall be subject to this Agreement. Notwithstanding any other provision of this Agreement, this Agreement shall not prohibit or restrict in any manner the right of either Shareholder at any time to sell, transfer, pledge or otherwise dispose of any or all of the Stock owned by such Shareholder in each case free of the voting agreements and proxy set forth in this Agreement.


                                   ARTICLE II
                            APPROVAL OF TRANSACTIONS

                  2.1 From and at all times after the date hereof and until the expiration of this Agreement, Craven and Schaffer agree that they will vote (or cause to be voted) all shares of the Capital Stock of the Corporation now owned or held or hereafter acquired by them, directly or indirectly, in favor of


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all proposed resolutions or motions contemplated or necessary to approve and authorize all transactions contemplated by the Stock Purchase Agreement of even date herewith entered into by and between the Investor and the Corporation.

         2.2 The Agreement set forth in this Section 2 is intended to constitute enforceable voting agreement within the scope of the General Corporation Law of the State of Minnesota.


                                   ARTICLE III
                                   TERMINATION

         3.1 TERMINATION. This Agreement shall terminate upon the occurrence of any of the following events:

                  (a) The written agreement of all of the Shareholders and the Investor;

                  (b)      The liquidation or dissolution of the Corporation;

                  (c)      Bankruptcy or receivership of the Corporation;

                  (d) The sale or other disposition by any of the Shareholders of all or substantially all of such Shareholder's Stock or the disposition by Investor (or its affiliates) of all or substantially all of Investor's Stock;

                  (e) The Shareholder's death or disability of any Shareholder; or

                  (f) The expiration of one year from the date of this agreement.

                                   ARTICLE IV
                                  MISCELLANEOUS

         4.1 MODIFICATIONS. This Agreement may not be altered except by an instrument in writing signed by all of the parties hereto.

         4.2 SPECIFIC PERFORMANCE. It is further agreed that in view of the inability to value the damages to the Investor or Shareholders which might arise as a consequence of a breach of this Agreement by any party, each party shall be entitled to the remedy of specific performance and the breaching party or parties shall pay all reasonable costs, expenses and attorneys' fees incurred by any non-breaching party pursuing their remedy of specific performance or money damages.

         4.3 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule of any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision and all other provisions of this Agreement shall be enforceable in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.


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         4.4 BINDING AGREEMENT. This Agreement, and the restrictions and rights granted hereunder, shall inure to the benefit of, and be binding and enforceable upon, the parties hereto, their estates, personal representatives, heirs, devisees, legatees, successors and permitted assigns. This Agreement shall be governed by the laws of the State of Minnesota.

         4.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties on different counterparts. This Agreement shall be effective and binding once one or more counterparts hereof are executed by each party hereto. All counterparts of this Agreement shall be deemed to constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement the day and year first written above.

DIGITAL INVESTORS, L.L.C.



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By:      Louise Jones
Its:     Manager

RSI SYSTEMS, INC.



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By:      Richard Craven
Its:     Chairman


SHAREHOLDERS:



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Richard Craven



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Byron Shaffer


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